UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 1, 2008

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Throughout this document, AT&T Inc. is referred to as “AT&T.” On February 1, 2008, AT&T closed its sale of U.S. $4,000,000,000 aggregate principal amount of its U.S. $750,000,000 4.950% Global Notes due 2013, U.S. $2,500,000,000 5.500 % Global Notes due 2018 and U.S. $750,000,000 6.300 % Global Notes due 2038 (together, the “Notes”) pursuant to an Underwriting Agreement dated January 29, 2008 (the “Underwriting Agreement”), by and among AT&T and Banc of America Securities LLC, Citigroup Global Markets Inc. and Lehman Brothers Inc., as representatives of the several Underwriters named in Schedule II thereto. The Notes were issued pursuant to that certain Indenture dated November 1, 1994 between SBC Communications Inc. (now known as AT&T Inc.) and The Bank of New York, as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-143180) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement and the form of each Note are filed as exhibits hereto and incorporated herein by reference. AT&T is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)	Exhibits

1.1	Underwriting Agreement, dated January 29, 2008
4.1	Form of Global Note due 2013
4.2	Form of Global Note due 2018
4.3	Form of Global Note due 2038

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

	By:	/s/ John J. Stephens
Date: February 1, 2008		John J. Stephens Senior Vice President and Controller